Exhibit 10.1

CONFIDENTIAL

Digital Asset Acquisition Corp.

FORM OF NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of [●], 2026, is made by and among Digital Asset Acquisition Corp., a Cayman Islands exempted company (as such entity exists on the date hereof and as it exists following the Domestication and the Merger as described below, as applicable, the “Company”), and the undersigned investor (the “Investor”).

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares (“Ordinary Shares”) are traded on the Nasdaq Stock Market LLC under the symbol “DAAQ”;

WHEREAS, on January 13, 2026, the Company entered into a business combination agreement (the “Business Combination Agreement”), by and between the Company and Old Glory Holding Company, a Delaware corporation, registered as a Bank Holding Company under the Bank Holding Company Act of 1956 (“Old Glory”);

WHEREAS, the Company and the Investor are entering into this Agreement in anticipation of the closing of the transactions contemplated by the Business Combination Agreement (the “Business Combination”);

WHEREAS, in connection with and prior to the closing of the Business Combination (the “Closing”), subject to, among other things, the approval of the Company’s shareholders, the Company will domesticate (the “Domestication”) as a Texas corporation, in accordance with the Texas Business Organizations Code (the “TBOC”), the Companies Act (As Revised) of the Cayman Islands, and the Governing Documents of the Company (as may be amended from time to time, the “Cayman Constitutional Documents”);

WHEREAS, following the Domestication, Old Glory will merge with and into the Company, upon which the separate corporate existence of Old Glory will cease and the Company will be the surviving corporation (the “Merger”);

WHEREAS, in connection with the Closing, the Company will be renamed “OGB Financial Company” and the Ordinary Shares will automatically become shares of common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company may enter into other non-redemption agreements under substantially similar terms with other investors (such non-redemption agreements, “Other Non-Redemption Agreements”, and such other investors, “Other Investors”);

WHEREAS, the Cayman Constitutional Documents provide that a shareholder of the Company may redeem its Ordinary Shares in connection with the consummation of the Business Combination, on the terms set forth in the Cayman Constitutional Documents (“Redemption Rights”);

WHEREAS, in accordance with the terms of the Cayman Constitutional Documents, in connection with the consummation of the Business Combination, the Company will establish a deadline by which its shareholders may exercise their Redemption Rights (the “Redemption Deadline”);

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WHEREAS, the Investor agrees to not exercise its Redemption Rights with respect to the total number of Ordinary Shares it beneficially owns (or agrees to beneficially own on the Redemption Deadline), as set forth on Exhibit A attached hereto (“Non-Redemption Shares”); and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

1. Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Investor irrevocably and unconditionally agrees that it will (i) beneficially own (as defined in Rule 13d-3 under the Exchange Act) the total number of Non-Redemption Shares on and as of the Redemption Deadline and, if immediately prior to the Redemption Deadline the Investor does not then beneficially own all of the Non-Redemption Shares, it will purchase such number of Ordinary Shares so that it beneficially owns on and as of the Redemption Deadline the total number of Non-Redemption Shares as set forth on Exhibit A attached hereto, and (ii) not exercise its Redemption Rights with respect to the total number of Non-Redemption Shares listed on Exhibit A attached hereto. If the Investor purchases any Ordinary Shares pursuant to clause (i) immediately above, the Investor agrees (a) to not purchase such Ordinary Shares at a price higher than the price offered by the Company in connection with the exercise by holders of Ordinary Shares in the exercise of such Redemption Rights (the “Redemption Price”) and (b) to not vote any of such purchased Ordinary Shares in favor of the proposals to be presented at the extraordinary general meeting of the Company’s shareholders held to approve the Business Combination.

2. Transfer Restrictions. Investor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will offer for sale, sell or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) any Non-Redemption Shares (collectively, a “Transfer”) until the earlier of (x) the date of the Closing (the “Closing Date”), (y) the termination of the Business Combination Agreement in accordance with its terms and (z) the termination of this Agreement in accordance with Section 8 hereof; provided, that, Transfers by Investor are permitted to an affiliate of Investor only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Investor under, and be bound by all of the terms of, this Agreement.

3. Non-Redemption Warrants. Subject to the Investor’s performance of its obligations set forth in Sections 1, 2 and 7 hereof, immediately following the Closing, the Company will issue to the Investor a number of warrants to purchase the number of shares of Common Stock (the “Non-Redemption Warrants”) equal to 3.25 multiplied by the number of Non-Redemption Shares beneficially owned by the Investor at the Redemption Deadline, rounded up or down to the nearest whole number (with 0.5 rounded up). Investor agrees to provide evidence reasonably satisfactory to the Company (e.g., a broker certificate) of the number of Non-Redemption Shares beneficially owned by the Investor and not redeemed at the Redemption Deadline and any other information the Company may reasonably request in order for it to issue the Non-Redemption Warrants to Investor. The Non-Redemption Warrants shall be governed by the terms of the Warrant Certificate, the form of which is included as Exhibit B to this Agreement. Such Non-Redemption Warrants shall be issued to the investor in book-entry form through the Company’s transfer agent, Efficiency Inc.

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4. Representations and Warranties. Each of the parties represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its governing documents, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound.

5. Non-Redemption Conditions. The Investor’s obligations hereunder, including (without limitation) those set forth in Section 1 hereof, are conditioned upon the satisfaction or waiver by the Investor of the conditions that, as of the Redemption Deadline:

(a) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Redemption Deadline;

(b) all conditions precedent to the Closing of the Business Combination set forth in the Business Combination Agreement that are capable of being satisfied as of the Redemption Deadline shall have been satisfied or waived by the parties thereto, and all other such conditions shall be reasonably expected to be satisfied as of the Closing;

(c) no applicable law or order restraining or prohibiting the consummation of the transactions described herein shall be in effect; and

(d) the trading price of the Ordinary Shares on Nasdaq shall not have continuously exceeded the Redemption Price (as may be equitably adjusted for stock dividends, splits, reverse splits, and the like) during the seven (7) consecutive trading days ending on (and including) the trading day immediately preceding the Redemption Deadline such that the Investor is not able to purchase the Non-Redemption Shares in accordance with Section 1 hereof.

6. Company Representations and Warranties. The Company represents and warrants to the Investor that the Non-Redemption Warrants, when issued and delivered to Investor after the Closing, will have been duly authorized, executed and delivered in accordance with the terms of this Agreement, and the Non-Redemption Warrants shall be enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

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7. Investor Representation and Warranties. The Investor represents and warrants to the Company, that:

(a) As of the date hereof, the Investor beneficially owns the number of Ordinary Shares set forth on Exhibit A to this Agreement, identified as “Currently Held” and, on and as of the Redemption Deadline, will own the total number of Non-Redemption Shares set forth on Exhibit A to this Agreement (subject to Section 5(d) hereof).

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Investor has been advised that the Non-Redemption Warrants (and any shares of Common Stock issuable upon any exercise of the warrants) have not been and will not at the time they are issued be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(d) The Investor has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Company or any representatives or agents of the Company, other than as set forth in this Agreement and has such knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(e) The Investor is acquiring the Non-Redemption Warrants (and any shares of Common Stock issuable upon any exercise of the warrants) for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the foregoing, such Investor does not agree to hold any of the Non-Redemption Warrants (or any shares of Common Stock issuable upon any exercise of the warrants) for any minimum or other specific term and reserves the right to dispose of the Non-Redemption Warrants (or any shares of Common Stock issuable upon any exercise of the warrants) at any time in accordance with or pursuant to a registration statement under the Securities Act or an exemption from such registration requirements.

(f) The Investor is not acquiring the Non-Redemption Warrants as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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8. Additional Covenants. The Investor covenants and agrees that, except for this Agreement or any proxy or voting instruction granted in favor of approving the transactions contemplated by the Business Combination Agreement, the Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares) inconsistent with Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares) unless not inconsistent with Investor’s obligations pursuant to this Agreement, (iii) enter into any agreement or take any action that would make any representation or warranty of Investor contained in this Agreement untrue or inaccurate in any material respect or have the effect of preventing or disabling Investor from performing any of its obligations under this Agreement, or (iv) purchase the Non-Redemption Shares at a price higher than the Redemption Price. The Investor agrees to vote all of its Non-Redemption Shares and any other Ordinary Shares owned by the Investor (other than Redeemed Shares purchased by the Investor pursuant to Section 1(i) of this Agreement) in favor of approving the transactions contemplated by the Business Combination Agreement.

9. Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated by this Agreement.

10. Termination.

(a) This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the mutual written consent of the parties, and (iii) the issuance of the Non-Redemption Warrants to the Investor following the consummation of the Business Combination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party to this Agreement to any person in respect of this Agreement or the transactions contemplated by this Agreement.

(b) If not earlier terminated, this Agreement shall terminate and be of no further force or effect upon the date that is 90 days following the date hereof if the Closing has not then occurred by such 90th day, unless this termination date in this Section 10(b) hereof is extended by mutual written consent of the parties thereto.

(c) Notwithstanding anything to the contrary, Section 9 hereof through and including Section 30 hereof will survive the termination of this Agreement, unless this Agreement is terminated pursuant to Section 10(b) hereof, whereupon, only Sections 9, 11, 13, 14, and 24 shall survive such termination.

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11. Trust Account Waiver. The Investor acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. As described in the Company’s prospectus relating to its initial public offering dated April 28, 2025 (the “Prospectus”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. In consideration of the Company entering into this Agreement, the receipt and sufficiency of which is acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor may not seek recourse against the Trust Account as a result of, or arising out of, this Agreement. Notwithstanding the foregoing, nothing in this Section 11 shall be deemed to limit or prohibit: (i) the Investor’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) any claims that the Investor may have following the consummation of the transactions contemplated by this Agreement against the Company’s assets or funds that are not held in the Trust Account; or (iii) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Ordinary Shares outstanding on the date of this Agreement or acquired after the date of this Agreement (other than the Non Redemption Shares), pursuant to a validly exercised redemption right with respect to any such Ordinary Shares (other than the Non-Redemption Shares), except to the extent that the Investor has otherwise agreed in writing with the Company to not exercise such redemption right with respect to such Ordinary Shares.

12. Public Disclosure. If the Company has not previously filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Current Report”) reporting the material terms of this Agreement, then the Company shall do so not later than one (1) Business Day after the execution of this Agreement (but excluding the names of the Investor and its affiliates and/or advised funds unless required by law). The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Investor concerning the Company, the Ordinary Shares or the Business Combination, other than the existence of this Agreement, such that the Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Company agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule and/or if expressly authorized by Investor in writing.

13. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies. Each party under this Agreement, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated under this Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Texas Business Court and any state appellate court therefrom within the State of Texas (or, but only if the Texas Business Court declines to accept jurisdiction over a particular matter, any federal court within the State of Texas or, in the event each federal court within the State of Texas declines to accept jurisdiction over a particular matter, any state court within the State of Texas ) (collectively the “Chosen Courts”). Each party under this Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 13 is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 13 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

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14. Waiver of Jury Trial. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

15. Freely Tradable. Assuming the Investor is not an affiliate of the Company, the Company confirms that (i) the Non-Redemption Shares will be freely tradeable without restrictive legends following the Business Combination; (ii) the Non-Redemption Shares will not require re-registration pursuant to a registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent following the Business Combination; and (iii) the Investor shall not be identified as a statutory underwriter in any registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent.

16. Form W-9 or W-8. If requested by the Company in connection with the issuance of the Non-Redemption Warrants, the Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

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17. Withholding. Notwithstanding any other provision of this Agreement, the Company and any of its agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable hereunder any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

18. Non-Reliance. The Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated under this Agreement and the Investor acknowledges that neither the Company nor any representative, agent or affiliate of the Company has provided or will provide the Investor with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

19. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns, each of whom may enforce the rights and privileges of the Company under this Agreement. Except as expressly named in this Section 18, this Agreement is not intended, nor shall be construed, to give any person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

20. Assignment. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned (including by operation of law) without the prior written consent of the non-assigning party to this Agreement (not to be unreasonably withheld, conditioned or delayed); provided, that, for the avoidance of doubt, the completion of the Domestication and the Merger shall not be deemed a transfer or assignment by the Company. Notwithstanding the foregoing, the Investor may transfer its rights, interests and obligations under this Agreement to one or more investment funds or accounts managed or advised by the Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms of this Agreement prior to any such transfer being effectuated.

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21. Registration Rights. In connection with the Non-Redemption Warrants, the Investor shall be entitled to the registration rights set forth in the Warrant Certificate, the form of which is included as Exhibit B to this Agreement.

22. No Lock-Up. The Non-Redemption Warrants shall not be subject to any lock-up provision or agreement with the Company.

23. Notification of Closing. Company will provide Investor with at least five (5) days advance written notice of the proposed date of Closing (the “Closing Notice”). Within two (2) Business Days after receiving the Closing Notice, Investor shall deliver to Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Non-Redemption Warrants to the Investor (or its lawful designee(s)).

24. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Texas.

25. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by all of the parties to this Agreement (other than modifications or correction of scrivener errors that are solely ministerial in nature and otherwise immaterial and do not affect any economic or any other material term of this Agreement).

26. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

27. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

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28. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 27):

If to the Company prior to consummation of the Business Combination:

Digital Asset Acquisition Corp.

174 Nassau Street, Suite 2100

Princeton, New Jersey 08542

Telephone: (609) 924-0759

Attn: Peter Ort, Co-Chairman and Principal Executive Officer

with a copy (which will not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York, New York 10036

Attn: Elliott Smith

Email: [***]

If to the Company after consummation of the Business Combination:

OGB Financial Company

3401 NW 63rd Street, Ste 600

Oklahoma City, Oklahoma 73116

Attn: Chief Legal Officer

Email: [***]

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Giovanni Caruso

E-mail: [***]

If to the Investor: To the address set forth on Exhibit A hereto.

29. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

30. Entire Agreement. This Agreement and the agreements referenced in this Agreement constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties to the extent that they relate in any way to the subject matter hereof.

31. Most Favored Nation. In the event the Company enters into one or more Other Non-Redemption Agreements with any Other Investors before or after the execution of this Agreement, the Company represents that the terms of such Other Non-Redemption Agreements are not materially more favorable to such Other Investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that any Other Investor is afforded any such more favorable terms pursuant to such Other Non-Redemption Agreements than the Investor, the Company shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included in this Agreement, in which case the parties to this Agreement shall promptly amend this Agreement to effect the same.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

Company:
Digital Asset Acquisition Corp.

By:
Peter Ort, Principal Executive Officer

Investor:

Name:

By:
Name:
Title:

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Exhibit A

Investor Details

Investor Name:

Investor Address for Notices (including e-mail):

Investor TIN:

Number of Non-Redemption Shares Currently Held by Investor on the date hereof:

If different, total number of Non-Redemption Shares to be held by Investor on the date the exercise of the applicable Redemption Rights:

Exhibit B

Form of Warrant Certificate

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE

EXPIRATION OF THE

EXERCISE PERIOD SET FORTH BELOW

OGB FINANCIAL COMPANY

A Texas Corporation

Warrant Certificate

Reference is made to (i) the Non-Redemption Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Non-Redemption Agreement”) dated [●], 2026 by and between OGB Financial Company (formerly Digital Asset Acquisition Corp. (“DAAQ”)), a Texas corporation (prior to the Domestication (as defined herein), a Cayman Islands exempted company) (the “Company”) and [●] (the “Investor”) and (ii) the Business Combination Agreement, dated January 13, 2026 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and between the Company and Old Glory Holding Company, a Delaware corporation (“Old Glory”).

As more fully described in the Business Combination Agreement, in connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Closing), the Company domesticated (the “Domestication”) as a Texas corporation, in accordance with the Texas Business Organizations Code, the Companies Act (As Revised) of the Cayman Islands and the governing documents of the Company. Following the Domestication, Old Glory merged with and into the Company, upon which the separate corporate existence of Old Glory ceased and the Company continued as the surviving corporation.

In connection with the Closing, the Company was renamed “OGB Financial Company” and the ordinary shares of DAAQ automatically became shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

Notwithstanding anything to the contrary set forth in the Warrant Agreement (as defined below), for purposes of this Warrant Certificate and the Warrants (as defined below) evidenced by this Warrant Certificate, references to (i) “Ordinary Shares” in the Warrant Agreement shall be deemed to be references to shares of Common Stock, and (ii) “Company” in the Warrant Agreement shall be deemed to be references to OGB Financial Company.

This Warrant Certificate certifies that the Investor or its registered assigns, is the registered holder of warrants evidenced by this Warrant Certificate (the “Warrants” and each, a “Warrant”) to purchase shares of Common Stock. Each Warrant entitles the holder, upon exercise during the Exercise Period (as defined below), to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to this Warrant Certificate and the Warrant Agreement, payable in US dollars, by bank wire or certified check of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement. Notwithstanding anything to the contrary in the Warrant Agreement, cashless exercise is not permitted for exercise of the Warrants.

B-1

Capitalized terms used herein but not defined in this Warrant Certificate have the meanings given to them in the Warrant Agreement. In the event of a conflict between this Warrant Certificate and the Warrant Agreement, the provisions of this Warrant Certificate shall prevail.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a shares of Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the initial Warrant Price shall equal $12.00 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth below and as set forth in the Warrant Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the provisions of Section 4.5 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate.

If the trailing 45 day VWAP (as defined below) of Common Stock on the 46th trading day following the date that is twelve (12) months after the date of the Closing (as applicable, the “Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price, and (ii) $6.00.

Additionally, if during the Exercise Period, the Company undergoes a Change of Control (as defined below), then (i) if Company is not the surviving entity, the surviving entity shall assume this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, under pro-rata terms and conditions (as may otherwise be adjusted herein and the Warrant Agreement), and (ii) if the Change of Control consideration is at least 30% cash, then the Warrant Price shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (A) the Warrant Price in effect prior to such reduction minus (B) (x) the Per Share Consideration (as defined below) minus (y) the Black-Scholes Value (as defined below).

For purposes hereof, the term “Black-Scholes Value” means the value of a Warrant immediately prior to the consummation of the applicable Change of Control based on the Black-Scholes Warrant Model on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the price of each share of Common Stock shall be the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable Change of Control, (2) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (3) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant.

B-2

For purposes hereof, the term “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable Change of Control.

Further, if during the Exercise Period, the Company sells capital stock (not pursuant to Company’s equity incentive plan or for other bona fide services) and the purchase price of such capital stock issued by Company is less than $10.00 per share (as may otherwise be equitably adjusted for stock dividends, splits, reverse splits, and the like), then the effective Warrant Price shall be adjusted downward to such issuance price, plus 20%.

In addition to the terms defined elsewhere in this Warrant Certificate, the following terms have the meanings set forth below:

For purposes hereof the term “Change of Control” means, with respect to the Company, a transaction or a series of related transactions in which: (i) fifty percent (50%) or more of the beneficial ownership of the Company’s and/or Old Glory Bank’s outstanding voting stock is sold assigned or otherwise transferred to any entity not owned (directly or indirectly) or controlled by, or under common control with, Company; (ii) the Company and/or Old Glory Bank merges into another entity other than in a transaction in which the shares of the Company and/or Old Glory Bank (as the case may be) are exchanged into a majority of the shares of the surviving entity; and/or (iii) all or substantially all of the assets of the Company and/or Old Glory Bank are sold, transferred or otherwise assigned to an entity that is not owned (directly or indirectly) or controlled by, or under common control with, the Company.

For purposes hereof, the term “VWAP” means the per share volume-weighted average price of the shares of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OGB” (or, if such page is not available, its equivalent successor page) on each given trading day from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). Such VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the term “Exercise Period” shall mean the period commencing on the date of this Warrant Certificate and terminating at the earliest to occur of: (x) 5:00 p.m., Dallas, TX time on the date that is five (5) years after the date on which the Company completes the Business Combination, and (y) the liquidation of the Company. To the extent not exercised by the end of the Exercise Period, the Warrants shall become void. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the provisions of Section 6 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate.

B-3

Reference is made to the further provisions of this Warrant Certificate set forth on Annex A hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Texas.

OGB Financial Company

By:
Name:	Mike Ring
Title:	Chief Executive Officer

Efficiency, Inc., as Warrant Agent

By:
Name:
Title:

B-4

Annex A

Additional Terms of Warrant Certificate

The Warrants evidenced by the Warrant Certificate to which this Annex A is attached, are part of a duly authorized issue of Post-IPO Warrants entitling the holder on exercise to receive shares of Common Stock and are issued pursuant to (i) the Non-Redemption Agreement and (ii) the Warrant Agreement dated as of April 28, 2025 (the “Warrant Agreement”), by and between the OGB Financial Company (formerly Digital Asset Acquisition Corp.) (the “Company”) and Efficiency, Inc. (f/k/a Lucky Lucko, Inc.), a Delaware corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is incorporated by reference in and made a part of this instrument. The Warrant Agreement contains a description of the rights, limitation of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrants.

Warrants may be exercised at any time during the Exercise Period set forth in this Warrant Certificate. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth on Annex B attached to the Warrant Certificate properly completed and executed, together with payment of the Warrant Price as specified in this Warrant Certificate at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by this Warrant Certificate, there shall be issued to the holder of this Warrant Certificate or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised if so requested by such holder. Notwithstanding anything to the contrary in the Warrant Agreement, cashless exercise is not permitted for exercise of the Warrants.

For purposes of clarification and not limitation, the Company agrees to register the Warrants and the shares of Common Stock underlying such Warrants in accordance with Section 7.4.1 of the Warrant Agreement.

For purposes of the Warrants evidenced by this Warrant Certificate, the obligations and limitations set forth in Section 3.3.2 of the Warrant Agreement shall not apply. Instead, for purposes of the Warrants evidenced by this Warrant Certificate, as soon as practicable after the exercise of any such Warrant and the clearance of the funds in payment of the Warrant Price (as applicable), the Company shall issue to the registered holder a book-entry position or certificate, as applicable, for the number of shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced this Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of this Warrants remaining after such exercise.

Annex A-1

If, upon exercise of a Warrant, the holder of such Warrant would be entitled to receive a fractional share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant. Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder of such Warrant Certificate in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) of this Warrant Certificate as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing on this Warrant Certificate made by anyone), for the purpose of any exercise of this Warrant Certificate, of any distribution to the holder(s) of this Warrant Certificate, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder of this Warrant Certificate to any rights of a shareholder of the Company.

[End]

Annex A-2

Annex B

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and tenders payment for such Common Stock to the order of OGB Financial Company (the “Company”) in the amount of $________ in accordance with the terms of this Election to Purchase. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________________________ whose address is and that such shares of Common Stock be delivered to whose address is ________________________________. If said number of shares is less than all of the shares of Common Stock purchasable pursuant to the Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ________________________, whose address is and that such Warrant Certificate be delivered to ___________, whose address is ________________________.

[Signature Page Follows]

Annex B-1

Date: __________________________

Holder Name: _______________________________

By: ____________________________________
(Signature)

(Address) _______________________________

(Tax Identification Number) _________________________

Annex B Signature Page